UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LEGG MASON PARTNERS EQUITY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SHAREHOLDERS OF LEGG MASON PARTNERS SMALL CAP CORE FUND

The Special Meeting of Shareholders of Legg Mason Partners Small Cap Core Fund has been adjourned to May 22, 2009. The principal purpose of the Meeting is to approve an agreement and plan of reorganization for Legg Mason Partners Small Cap Core Fund. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to consider the proposal to approve the plan of reorganization and avoid the expense and delay of further adjournments.

1-866-451-3782

Voting is very important. Please vote now to be sure your vote is received in time for the May 22, 2009 Special Meeting of Shareholders.

VOTING IS EASY.

Choose one of the following methods:

•     Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm ET, Sat 10am – 6pm ET)

•     Log on to the website listed on your proxy card, enter the control number printed on the proxy card, and vote by following the on-screen prompts.

•     Call the phone number on the proxy card, enter the control number printed on the proxy card and follow the touchtone prompts.

•     Mail your signed proxy card in the postage- paid envelope we have provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

LMP SCC - Adj